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                         [ERNST & YOUNG LLP LETTERHEAD]


                                                                    EXHIBIT 16.1


January 24, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 21, 2000 of OptimumCare Corporation and are in agreement with the statements contained in the second paragraph on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                             Very truly yours,



                                             Ernst & Young LLP